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                                                               EXHIBIT (h)(5)(b)

                AMENDMENT NO. 1 TO SHAREHOLDER SERVICES AGREEMENT

        THIS AMENDMENT NO. 1 TO SHAREHOLDER SERVICES AGREEMENT ("Amendment") is effective as of the 1st day of January, 2001, by and between AIG LIFE INSURANCE COMPANY (the "Company"), and AMERICAN CENTURY INVESTMENT SERVICES, INC. (the "Distributor").

                                    RECITALS

        WHEREAS, the Company and Distributor are parties to a certain Shareholder Services Agreement dated May 1, 2000, in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts (the "Contracts");

        WHEREAS, the Company now desires to expand the number of American Century funds made available by the Company to its clients; and

        WHEREAS, the parties now desire to further modify the Agreement as provided herein.

        NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

        1. Addition of Funds. The second "WHEREAS" clause of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                        "WHEREAS, the Company wishes to offer as investment
                options under the Contracts, VP Balanced Fund, VP International Fund, VP Capital Appreciation Fund, VP Value Fund and VP Income & Growth Fund (the "Funds"), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by the Issuer; and"

        2. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

        3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

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        4.      Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date shown below.


AIG LIFE INSURANCE COMPANY                       AMERICAN CENTURY INVESTMENT
                                                 SERVICES, INC.

By:    /s/  FREDERICK KARP                       By:   /s/  WILLIAM M. LYONS
   -------------------------------------------      --------------------------
Name:  Frederick Karp                            Name:  William M. Lyons
Title: Assistant Vice President - Life Products  Title: Executive Vice President

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